Calculation of Filing Fee Tables
S-3
FB Financial Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $1.00 par value	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	3	Other	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Equity	Depositary Shares, representing preferred stock	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants	457(r)				0.0001381
Fees to be Paid	6	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	7	Other	Units	457(r)				0.0001381
Fees to be Paid	8	Other	Rights	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An unspecified number or amount of shares of common stock, par value $1.00 per share ("common stock"), shares of preferred stock ("preferred stock"), debt securities, depositary shares representing preferred stock ("depositary shares"), warrants, purchase contracts, units and rights is being registered as may from time to time be issued at indeterminate prices. This registration statement also includes such indeterminable amount of (i) securities of each identified class as may be issued from time to time upon exercise of warrants or conversion or exchange of convertible or exchangeable securities being registered hereunder and (ii) additional securities as may be issued to prevent dilution from stock splits, stock dividends or similar transactions pursuant to Rule 416 under the Securities Act of 1933, as amended. This registration statement also covers common stock, preferred stock, depositary shares, warrants, purchase contracts, units, rights and debt securities and any related guarantees that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the specific securities to which they relate. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	See Note 1.

[3]	See Note 1.

[4]	See Note 1. Each depositary share will be issued under a depositary agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

[5]	See Note 1.

[6]	See Note 1.

[7]	See Note 1. Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

[8]	See Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A